SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2020

J&J SNACK FOODS CORP.

(Exact name of registrant as specified in its charter)

New Jersey	000-14616	22-1935537
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Organization)	File Number)	Identification No.)

6000 Central Highway, Pennsauken, New Jersey 08109
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (856) 665-9533

N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, no par value	JJSF	The NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 1, 2020, Gerard Law resigned as Senior Vice President, Assistant to the President of J & J Snack Foods Corp.

On May 4, 2020, Dan Fachner, President and Chief Executive Officer of The ICEE Company, a wholly owned subsidiary of J & J Snack Foods Corp, was appointed President of J & J Snack Foods Corp. (“the Company”). Mr. Fachner, 60 years old, will remain President and Chief Executive Officer of The ICEE Company, a position he has held since August 1997.  There is no family relationship between Mr. Fachner and any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer that would be reportable under Item 404(a) of Regulation S-K.  There are no arrangements or understandings between Mr. Fachner and any other persons pursuant to which he was appointed as President of the Company. Mr. Fachner is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K. There has been no material change to Mr. Fachner’s compensation arrangement as disclosed in the Company’s 2019 Proxy Statement under the caption “Management Remuneration”.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit Number	Description of Document

99.1	Press Release dated May 4, 2020

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J & J SNACK FOODS CORP.

By: /s/ Gerald B. Shreiber

Gerald B. Shreiber President

/s/ Dennis G. Moore

Dennis G. Moore Chief Financial Officer

Date: May 4, 2020

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